UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017 (August 24, 2017)

CM Finance Inc

(Exact name of registrant as specified in its charter)

Maryland	814-01054	46-2883380
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Lexington Avenue, 26th Floor

New York, New York

10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 257-5199

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by CM Finance Inc (the “Company”) on August 29, 2017 (the “Initial 8-K”), in which the Company reported that the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of the Company approved the dismissal of Ernst & Young LLP (“EY”), effective upon issuance by EY of their reports in connection with the consolidated financial statements as of and for the year ended June 30, 2017 included in the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 (the “2017 Annual Report”). This Amendment No. 1 is being filed to disclose the date on which EY issued their reports for such fiscal year and, therefore, to confirm the effective date of their dismissal.

Item 4.01	Change in Registrant’s Certifying Accountant.

(a)    Prior independent registered public accounting firm

As reported in the Initial 8-K, on August 24, 2017, the Company informed EY that the Company had dismissed EY as the Company’s independent registered public accounting firm, effective upon completion of the audit of the Company’s financial statements as of and for the year ending June 30, 2017. The decision was approved by the Audit Committee. The 2017 Annual Report was filed on September 6, 2017 with the Securities and Exchange Commission (“SEC”) and, therefore, the effective date of EY’s dismissal is September 6, 2017.

EY’s reports on the Company’s financial statements for the fiscal years ended June 30, 2017 and 2016 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent period preceding September 6, 2017, there were no (a) disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused it to make reference to the subject matter of such disagreements in its reports on the financial statements for such years or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided EY with a copy of this Amendment No. 1 prior to its filing with the SEC and requested that EY provide the Company with a letter addressed to the SEC stating whether EY agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of that letter, dated September 11, 2017, furnished by EY in response to that request, is filed as Exhibit 16.1 to this Amendment No. 1.

(b)    New independent registered public accounting firm

The Audit Committee of the Board conducted a review of the selection of the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018. As part of this process, the Company contacted several other independent registered public accounting firms and solicited input from them on their ability to provide the audit services that the Company requires. The Company contacted these other independent registered public accounting firms and requested proposals related to the audit of the Company’s annual financial statements for the fiscal year ending June 30, 2018.

As reported in the Initial 8-K, on August 24, 2017, the Audit Committee of the Board appointed RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018. The appointment of RSM is subject to their normal client acceptance procedures.

During the Company’s fiscal years ended June 30, 2017 and 2016, and through September 6, 2017, the Company did not consult with RSM regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Company’s financial statements, and RSM did not provide any written report or oral advice that EY concluded was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue; or (3) any matter that was either the subject of a disagreement or a reportable event.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter from Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2017	CM FINANCE INC

	By:	/s/ Rocco DelGuercio
Name: Rocco DelGuercio
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from Ernst & Young LLP